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                                  EXHIBIT 4.1

INCORPORATED UNDER THE LAWS                                         COMMON STOCK
OF THE STATE OF DELAWARE                                          PAR VALUE $.20

                                                                       SHARES
THIS CERTIFICATE IS TRANSFERABLE
IN NEW YORK, NEW YORK                                          CUSIP 909218 10 9
                                                                SEE REVERSE FOR
                                                             CERTAIN DEFINITIONS

                                UNIT CORPORATION

THIS CERTIFIES THAT

IS THE OWNER OF

          FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK OF

UNIT CORPORATION, transferable on the books of said corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate and the Shares represented hereby are issued and shall be held subject to all the provisions of the Certificate of Incorporation of the corporation, and amendments thereto (copies of which are on file at the office of said corporation), to all of which the holder of this certificate assents by acceptance hereof. This certificate is not valid until countersigned by the Transfer Agent and Registrar.

     Witness, the facsimile seal of said corporation and the facsimile signatures of its duly authorized officers.



                                       DATED

                                       Countersigned and Registered:

                                       ChaseMellon Shareholder Services, L.L.C.
                                                    Transfer Agent and Registrar



Chairman of the Board                        By:____________________________
and Chief Executive Officer     Secretary               Authorized Signature















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                               UNIT CORPORATION

     This Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Such statement may be obtained by a request to the officer of the transfer agent.

                                ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM   -as tenants in common   UNIF GIFT MIN ACT -________Custodian_________
                                                      (Cust)           (Minor)
TEN ENT   -as tenants by the entities
JT TEN    -as joint tenants with right of          Under Uniform Gifts to Minors
          survivorship and not as                  Act_______________________
          tenants in common                                   (State)


     Additional abbreviations may also be used though not on the above list.

     For Value Received, _________________________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
       IDENTIFYING NUMBER OF ASSIGNEE

[______________]________________________________________________________________

_______________________________________________________________________________.
Please print or typewrite name and address including postal zip code of assignee

__________________________________________________________________________Shares
of the capital stock represented by the within certificate and do hereby constitute and appoint

________________________________________________________________________Attorney
to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated_____________________

                            ____________________________________________________
                              NOTICE: The signature to this assignment must
                            correspond with the name as written upon the face of the Certificate in every particular, without alteration or enlargement or any change whatever


This certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement dated as of May 19, 1995, as it may be amended from time to time (the "Rights Agreement"), between Unit
Corporation (the "Company") and Chemical Bank, as Rights Agent (the "Rights Agent"), the terms of which are hereby incorporated herein by reference and a
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copy of which is on file at the principal executive offices of the Company.
Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Rights Agent will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Rights beneficially owned by Acquiring Persons or their Affiliates or Associates (as such terms are defined in the Rights Agreement) and by any subsequent holder of such Rights are null and void and nontransferable.